Exhibit 4.7

SUBSCRIPTION AGREEMENT

Future Energy Corp.

840 23rd Street

St. Georges, Quebec

 G5Y 4N6 Canada

(418) 263-2272

A.

Instructions.

Each person considering subscribing for units (the “Units”) of Future Energy Corp. (the “Company”) should review the following instructions:

1.

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

2.

Payment: Payment for the amount of the Units subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (the “Subscriber(s)”) (unless such period is extended in the sole discretion of the President of the Company), of a check, bank draft or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on such date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Units which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Units that constitute the unsold portion of the offering.

B.

Communications.

All documents and check should be forwarded to:

FUTURE ENERGY CORP.

840 23rd Street

St. Georges, Quebec

 G5Y 4N6 Canada

(418) 263-2272

Attention: George Paquet

THE PURCHASE OF UNITS OF FUTURE ENERGY CORP. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF FUTURE ENERGY CORP.'S UNITS SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby subscribes for that number of Units (the "Unit(s)") of the Company set forth below, upon and subject to the terms and conditions set forth in the Company's final prospectus filed on Form 424(b)(3) and dated _________, 2011 (the "Prospectus"). Each Unit consists of: (i) one share of common stock; (ii) one quarter of one share purchase Warrant with each whole Class A Warrant (the “Class A Warrant”) entitling the holder to purchase an additional share of common stock at a price of $0.50 per share for a period of two years from the date of issuance; and (iii) one half of one share purchase Warrant with each whole Class B Warrant  (the “Class B Warrant”) entitling the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance. No fraction of a Share will be issued upon any exercise of a Warrant.  If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

The Subscriber acknowledges, represents and warrants as of the date of this Subscription Agreement that:

1.

no person has made to the Subscriber any written or oral representations:

(a)

that any person will resell or repurchase the Units,

(b)

that any person will refund the purchase price of the Units, or

(c)

as to the future price or value of the Units;

2.

the Company has provided to the Subscriber a copy of the Prospectus and has made available a copy of the Company's Registration Statement on Form S-1 filed on ________________, 2011; and,

3.

the representations, warranties and acknowledgements of the Subscriber contained in this section will survive the closing of this Subscription Agreement.

The Subscriber acknowledges that the Subscriber has a two day cancellation right and can cancel this Subscription Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs this Subscription Agreement.

Total Number of Units to be Acquired:              ____________________________

Amount to be paid (price of $0.01 USD per Unit): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of _______________, 20     .

NAME:    (PRINT) as it should appear on the Certificate:

__________________________________________________________________

ADDRESS:

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

If Joint Ownership, check one (all parties must sign above):

         [ ] Joint Tenants with Right of Survivorship

         [ ] Tenants in Common

         [ ] Community Property

If Fiduciary or a Business or an Organization, check one:

         [ ] Trust

         [ ] Estate

         [ ] Power of Attorney

         Name and Type of Business Organization: __________________________________________________

IDENTIFICATION AUTHENTICATION REQUIRED [ATTACH PHOTOCOPY OF ID]

Below is my (check one)

[    ] Government ID# - [    ] Social Security# - [   ] Passport#

#__________________________

SIGNATURE: ___________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of FUTURE ENERGY CORP. this ______ day of ____________________, 20      .

By: _____________________________

     George Paquet, President

By signing this acceptance, the Subscriber agrees to be bound by the term and conditions of this Subscription Agreement.